Exhibit 99.1

Avinger Reports First Quarter 2022 Results

Redwood City, Calif., May 10, 2022 - Avinger, Inc. (Nasdaq: AVGR), a commercial-stage medical device company developing and marketing the first and only intravascular image-guided, catheter-based systems for diagnosis and treatment of vascular disease, today reported results for the first quarter ended March 31, 2022.

Financial and Recent Highlights

●

First quarter revenue of $1.9 million, compared with $2.6 million in the prior year first quarter, reflecting the impact of the Omicron variant surge and hospital staffing shortages on procedural volume in the first quarter

●	Gross margin of 28%, related to lower revenue levels
●	Received FDA 510(k) clearance for Lightbox 3 next-generation imaging console and successfully completed a limited launch program at select hospital centers
●	Recently announced full U.S. commercial launch of Lightbox 3, designed to enhance the user experience and accelerate adoption at new hospital sites
●	Progressed the development of two new catheter line extensions for peripheral artery disease (PAD) treatment
●	Advanced initial development efforts for the first ever image-guided CTO-crossing catheter for the treatment of coronary artery disease (CAD)
●	Maintained a strong cash position of $20.0 million at March 31, 2022, enhanced by the addition of $7.6 million in gross proceeds raised in January 2022
●	Regained compliance with Nasdaq listing requirements

“We are already seeing improved access and growing case volumes in the second quarter following the challenges from COVID-19 disruptions and hospital staffing shortages at the start of this year,” commented Jeff Soinski, Avinger’s President and CEO. “With our highly portable Lightbox 3 platform now fully available, it has never been easier for a new clinical center to experience the benefits of our proprietary image-guided catheters for the treatment of PAD. We are also leveraging our recent FDA 510(k) clearance for an in-stent restenosis (ISR) indication for Pantheris to drive clinical interest in this highly-differentiated atherectomy device.

“We expect to expand our recurring revenue base with the filing of 510(k) applications for two new catheters in our peripheral product portfolio in 2022. We are also making progress on the development of our first entry into the coronary market, the first ever image-guided CTO-crossing catheter for the treatment of CAD, which we believe provides a transformational value opportunity for Avinger.”

First Quarter 2022 Financial Results

Total revenue was $1.9 million for the first quarter of 2022, declining from $2.6 million in the first quarter of 2021. The 2022 first quarter was impacted by hospital constraints on procedural volume and staffing shortages related to the resurgence of COVID-19.

Gross margin for the first quarter of 2022 was 28%, compared with 35% in the first quarter of 2021. Operating expenses for the first quarter of 2022 were $5.2 million, a decrease from $5.5 million in the first quarter of 2021.

Net loss and comprehensive loss for the first quarter of 2022 was $5.1 million, compared with $5.0 million in the first quarter of 2021.

Adjusted EBITDA, as defined under non-GAAP financial measures in this press release, was a loss of $4.6 million, compared to a loss of $4.0 million in the first quarter 2021. For more information regarding non-GAAP financial measures discussed in this press release, please see “Non-GAAP Financial Measures” below, as well as the reconciliation of non-GAAP measures to the nearest GAAP measure, provided in the tables below.

Cash and cash equivalents totaled $20.0 million as of March 31, 2022. The Company raised gross proceeds of $7.6 million in January 2022 through an offering of Series D preferred stock. As of March 31, 2022, 2,400 out of the 7,600 originally issued shares of Series D preferred stock remained outstanding.

On March 14, 2022, Avinger effected a 1-for-20 reverse stock split in order to regain compliance with the Nasdaq minimum bid price requirement. Avinger received notification that it had regained compliance on March 29, 2022.

Conference Call

Avinger will hold a conference call today, May 10, 2022, at 4:30pm ET to discuss its first quarter 2022 financial results.

To listen to a live webcast, please visit http://www.avinger.com and select Investor Relations. To join the call by telephone, please dial +1-973-528-0011 and use passcode 855404. A webcast replay of the call will be available on Avinger's website following completion of the call at www.avinger.com.

About Avinger, Inc.

Avinger is a commercial-stage medical device company that designs and develops the first and only image-guided, catheter-based system for the diagnosis and treatment of patients with Peripheral Artery Disease (PAD). PAD is estimated to affect over 12 million people in the U.S. and over 200 million worldwide. Avinger is dedicated to radically changing the way vascular disease is treated through its Lumivascular platform, which currently consists of the Lightbox imaging console, the Ocelot and TigereyeTM family of chronic total occlusion (CTO) catheters, and the Pantheris® family of atherectomy devices. Avinger is based in Redwood City, California. For more information, please visit www.avinger.com.

Follow Avinger on Twitter and Facebook.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding our future performance, patient and physician benefits of our products, the impacts of our products on the treatment of vascular disease, improvement of capacity constraints at hospitals, expansion of our catheter solutions, our ability to successfully develop new products, including products relating to the treatment of CAD, the timing of the development of new products, the impact of products developed for the treatment of CAD on our business and results of operations, and the timing of submission and approval of 510(k) applications for two new catheters in our peripheral product portfolio. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include our dependency on a limited number of products; the resource requirements related to Pantheris, Tigereye and our Lightbox imaging console; the outcome of clinical trial results; the adoption of our products by physicians; our ability obtain regulatory approvals for our products; as well as the other risks described in the section entitled "Risk Factors" and elsewhere in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 11, 2021. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. Avinger disclaims any obligation to update these forward- looking statements.

Non-GAAP Financial Measures

Avinger has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). The Company uses these non-GAAP financial measures internally in analyzing its financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing the Company’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.

The presentation of these non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company’s financial statements prepared in accordance with GAAP. A reconciliation of the Company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review these reconciliations.

Adjusted EBITDA. Avinger defines Adjusted EBITDA as net loss and comprehensive loss plus interest expense, net, plus other income, net, plus stock-based compensation expense plus certain inventory charges plus certain depreciation and amortization expense. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures as analytical tools. Furthermore, these non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP, and the components that Avinger excludes in its calculation of non-GAAP financial measures may differ from the components that its peer companies exclude when they report their non-GAAP results of operations. Avinger compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures. In the future, the Company may also exclude other non-recurring expenses and other expenses that do not reflect the Company’s core business operating results.

Investor Contact:

ir@avinger.com

Matt Kreps

Darrow Associates Investor Relations

(214) 597-8200

mkreps@darrowir.com

Public Relations Contact:

Phil Preuss

Chief Marketing Officer

Avinger, Inc.

(650) 241-7942

pr@avinger.com

Statements of Operations and Comprehensive Loss

(in thousands, except per share amounts) (unaudited)

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021

Revenues	$1,888	$2,403	$2,559
Cost of revenues	1,364	1,691	1,665
Gross profit	524	712	894

Operating expenses
Research and development	1,072	1,398	1,598
Selling, general and administrative	4,148	3,870	3,945
Total operating expenses	5,220	5,268	5,543

Loss from operations	(4,696)	(4,556)	(4,649)

Interest expense, net	(439)	(434)	(396)
Other expense, net	(5)	(6)	(7)
Net loss and comprehensive loss	(5,140)	(4,996)	(5,052)
Accretion of preferred stock dividends	(1,127)	(1,043)	(1,044)
Deemed dividend arising from beneficial conversion feature of convertible preferred stock	(5,111)	-	-
Net loss applicable to common stockholders	$(11,378)	$(6,039)	$(6,096)

Net loss per share attributable to common stockholders basic and diluted	$(2.33)	$(1.26)	$(1.33)

Weighted average common shares used to compute net loss per share, basic and diluted	4,889	4,778	4,572

All share and per share data reflect the impact of the 1-for-20 reverse stock split of the Company’s issued and outstanding common stock that became effective on March 14, 2022.

Reconciliation of Adjusted EBITDA to Net loss and comprehensive loss

(in thousands) (unaudited)

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021

Net loss and comprehensive loss	$(5,140)	$(4,996)	$(5,052)
Add: Interest expense, net	439	434	396
Add: Other expense, net	5	6	7
Add: Stock-based compensation	52	55	418
Add: Certain depreciation and amortization charges	15	162	194
Adjusted EBITDA	$(4,629)	$(4,339)	$(4,037)

Balance Sheets

(in thousands, except per share amounts)

	(unaudited)
	March 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$20,006	$19,497
Accounts receivable, net of allowance for doubtful accounts of $6 at March 31, 2022 and December 31, 2021	1,365	1,393
Inventories	5,350	4,601
Prepaid expenses and other current assets	1,315	300
Total current assets	28,036	25,791

Right of use asset	2,940	3,179
Property and equipment, net	230	95
Other assets	406	420
Total assets	$31,612	$29,485

Liabilities and stockholders' equity

Current liabilities:
Accounts payable	$1,172	$1,394
Accrued compensation	1,881	1,609
Accrued expenses and other current liabilities	816	718
Leasehold liability, current portion	1,011	985
Series A preferred stock dividends payable	1,127	-
Total current liabilities	6,007	4,706

Borrowings, long-term portion	12,727	12,287
Leasehold liability, long-term portion	1,929	2,194
Other long-term liabilities	719	575
Total liabilities	21,382	19,762

Stockholders' equity:
Convertible preferred stock, par value $0.001	-	-
Common stock, par value $0.001	5	96
Additional paid-in capital	400,118	394,380
Accumulated deficit	(389,893)	(384,753)
Total stockholders' equity	10,230	9,723
Total liabilities and stockholders' equity	$31,612	$29,485